Exhibit 23.1

MONTGOMERY COSCIA GREILICH LLP

972.748.0300 p

972.748.0700 f

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors of Fuse Medical, Inc., a Delaware corporation (the “Company”)

We hereby consent to the incorporation by reference in the foregoing registration statement on Form S-8, to be filed on or about January 8, 2019, with the Securities and Exchange Commission (the “SEC”) pertaining to the Company’s Amended and Restated 2018 Equity Incentive Plan of our report dated April 5, 2018, relating to the financial statements of the Company as of December 31, 2017 and 2016, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 6, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on September 21, 2018.

/s/ Montgomery Coscia Greilich LLP

Montgomery Coscia Greilich LLP

Plano, Texas

January 8, 2019

2500 Dallas Parkway, Suite 300	300 Throckmorton Street, Suite 520	2901 Via Fortuna, Building 6, Suite 550
Plano, Texas 75093	Fort Worth, Texas 76102	Austin, Texas 78746